Exhibit 99.1

FOR IMMEDIATE RELEASE

Village Farms International Reports Strong Third Quarter Results, Highlighted by Positive Cash Generation from Each Operating Segment

•
Consolidated Net Loss Narrowed to ($0.01) Per Share with Positive Consolidated Adjusted EBITDA
•
Generated Positive Consolidated Cash Flow of $8.8 Million, with Positive Contributions from Each Operating Segment
•
Canadian Cannabis Delivered Positive Net Income and Adjusted EBITDA and Returned to the Number Two Market Share Position Nationally in October1
•
US Cannabis Delivered Positive Net Income, Adjusted EBITDA
•
Fresh Produce Delivered Another Quarter of Significant Year-over-Year Improvement, Including Positive Adjusted EBITDA

Vancouver, BC, November 8, 2023 – Village Farms International, Inc. (“Village Farms” or the “Company”) (NASDAQ: VFF) today announced its financial results for the third quarter ended September 30, 2023. All figures are in U.S. dollars unless otherwise indicated.

Management Commentary

“We delivered continued strong improvement in our financial results in the third quarter, building on the first half of the year,” said Michael DeGiglio, President and Chief Executive Officer, Village Farms. “Solid, profitable performance from each of our Canadian and U.S. Cannabis businesses, together with another quarter of significant year-over-year improvement in our Fresh Produce operations, is proving out our strategic decision to build upon our unmatched expertise in controlled environmental agriculture to deliver positive cash flow and profitability as we pursue growth in each of our businesses. The combined performances of our businesses in the third quarter were reflected in positive consolidated adjusted EBITDA, as well as consolidated cash generation, with positive contributions from each of our operating segments.”

“Our leadership in the Canadian Cannabis industry is undisputed as we delivered another quarter of positive cash flow and adjusted EBITDA, while continuing to rank among the largest Licensed Producers nationally1,” continued Mr. DeGiglio. “Notably, year-to-date Canadian dollar adjusted EBITDA has increased 37%, driven by our focus on operational excellence. Our competitive advantage in cultivation is enabling innovative investment in other critical functions, such as commercialization, to generate sustainable, profitable market share expansion. We are seeing encouraging results as we evolve and improve “newness” at the shelf and continuously focus on quality, which is resonating with consumers and resulted in a return to the number two market share position nationally in October1from number four in July1.”

“Our stabilized U.S. Cannabis business generated positive net income, adjusted EBITDA and cash flow,” added Mr. DeGiglio. “Building on the strength of our product launches in the Synergy+ line of products, we recently launched a new visual brand for CBDistillery, including a revamped web site, focused on the wellness attributes of our products.”

“Our Fresh Produce business is progressing towards our goal of a return to profitability. We delivered another quarter of positive adjusted EBITDA and a $22.5 million year-over-year improvement year-to-date to positive $1.1 million. We also generated positive cash flow and remain firmly on track toward our goal of achieving positive adjusted EBITDA for this year. With the continued progress we have made in managing the Brown Rugose virus, including the implementation of virus-tolerant, and, increasingly, virus resistant strains, as well as investments in new technology, the Fresh Produce business is positioned for continued improvement next year.”

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

Third Quarter Financial Highlights

(All comparable periods are for the third quarter of 2022 unless otherwise stated)

Consolidated

•
Consolidated sales decreased (2%) year-over-year to $69.5 million from $71.1 million;
•
Operating loss before tax and loss from equity method investments improved to ($2.9 million) from an operating loss before tax of ($12.3 million);
•
Consolidated net loss improved to ($1.3 million), or ($0.01) per share, compared with ($8.7 million), or ($0.10) per share;
•
Consolidated adjusted EBITDA (a non-GAAP measure)1 improved to $3.2 million from negative ($2.2 million); and,
•
Consolidated cash flow improved to $8.8 million compared with cash used of ($9.8 million).

1 For a reconciliation of Adjusted EBITDA to net (loss) income, see “Presentation of Financial Results—Reconciliation of Net Income to Adjusted EBITDA” below.

Canadian Cannabis (Pure Sunfarms and Rose LifeScience)

•
Net sales decreased (5%) to $28.8 million (C$38.7 million) from $30.4 million (C$39.8 million) (a decrease of (3%) in Canadian dollars);
•
Retail branded sales decreased (3%) (in Canadian dollars);
•
International (export) sales decreased (15%) (in Canadian dollars);
•
Gross margin was 35% compared with 27%; (in Canadian dollars);
•
Net income increased to $2.9 million (C$3.8 million) from net income of $0.2 million (C$0.2 million);
•
Adjusted EBITDA was $4.6 million (C$6.2 million) compared with $5.4 million (C$6.7 million); and,
•
Cash flow improved to $3.8 million (C$5.1 million) compared with $0.4 million (C$1.3 million).

U.S. Cannabis (Balanced Health Botanicals)

•
Net sales were $5.0 million compared with $5.1 million;
•
Gross margin was 64% compared with 69%;
•
Net income improved to $79,000 from a net loss of ($0.3 million);
•
Adjusted EBITDA increased to $0.2 million from $10,000; and,
•
Cash flow was $0.4 million compared with $0.1 million.

Village Farms Fresh (Produce)

•
Sales were $35.7million compared with $35.5 million;
•
Net loss improved significantly to ($1.0 million) from ($4.6 million);
•
Adjusted EBITDA improved significantly to $0.8million from negative ($4.9 million); and,
•
Cash flow improved to $4.6 million compared with cash used of ($10.7 million).

Strategic Growth and Operational Highlights

Canadian Cannabis

•
Maintained market share leadership, with recently launched brands and geographies increasingly contributing:
o
A top-three Licensed Producer nationally for 2023 year to date1, returning to the number two position in October1 and, in Quebec, the number two Licensed Producer and fastest growing Licensed Producer for the third quarter of 20231, with market share expanding from the second quarter of 20231;
o
A top-two ranked Licensed Producer in the dried flower category nationally in the third quarter of 2023 (held number one position prior to acquisition of market share by a competitor) 1;
o
Pure Sunfarms was the top-selling brand of dried flower in the core price category nationally for the year to date1;
o
The Original Fraser Valley Weed Co. was the fastest growing dried flower brand in the value category in Canada’s largest provincial market, Ontario, for the third quarter of 20231;
o
Shortly after its launch, the Soar brand rapidly became a top three premium dried flower cannabis brand in Canada1. Much of the brand's success to date can be credited to Pineapple God, one of Soar’s exclusive cultivars. In the third quarter of 2023, this cultivar was one of the best-selling premium dried flower products, nationally;
•
Launched new form factors to address the evolving preferences of Canadian consumers, including:
o
The Super Toast brand, which is a line of ready to smoke products intended for consumers who are looking for easy ways to select and experience fresh and potent cannabis; and,

o
An entirely new product line, the High THC, 1g Vape offering, featuring new hardware and formulations to maximize flavour, potency and consumer experience. The new 1g cartridges are optimized to deliver flavour and balanced vaporization, allowing consumers to enjoy their vape from start to finish; and,
•
In September, Village Farms was named the Best Canadian Cannabis Company for the second consecutive year at the 2023 Benzinga Cannabis Awards.

1. Based on estimated retail sales from HiFyre, other third parties and provincial boards.

U.S. Cannabis

•
Balanced Health Botanical’s CBDistillery recently unveiled a new visual brand featuring the same great ingredients and benefits. Products can now be found in five different categories, each with their own wellness benefit; and,
•
The Company filed an application for a Texas Medicinal license in late April 2023. The Company is hopeful that its application will be awarded the highest or one of the highest marks, putting it in a good position, should the State of Texas award additional medicinal cannabis licenses. If awarded, the Company plans to work with its listing authority to structure an acceptable ownership structure.

VF Fresh (Produce)

•
A regulatory change, improvements in the Company’s cannabis yields and the Company’s focus on supply-demand dynamics in all businesses support the decision to dedicate the unused half of the Delta 2 facility to produce for the 2024 calendar year. The Company expects this to contribute incremental cash flow and profitability to its VF Fresh business.

Canadian Cannabis Performance Summary

(millions except % metrics)	Three Months Ended September 30,
	2023		2022		Change of C$
	C$	US$	C$	US$
Total Net Sales	$38.7	$28.8	$39.8	$30.4	-3%
Total Cost of Sales	$25.3	$18.9	$29.0	$22.2	-13%
Gross Margin	$13.4	$9.9	$10.7	$8.2	+25%
Gross Margin %	35%	35%	27%	27%	+28%
SG&A1	$10.2	$7.6	$10.5	$7.9	-3%
Net income	$3.8	$2.9	$0.2	$0.2	+1800%
Adjusted EBITDA [2]	$6.2	$4.6	$6.7	$5.4	-7%
Adjusted EBITDA Margin [2]	16%	16%	17%	18%	-5%
Cash Flow	$5.1	$3.8	$1.3	$0.4	292%

(millions except % metrics)	Nine Months Ended September 30,
	2023		2022		Change of C$
	C$	US$	C$	US$
Total Net Sales	$110.4	$82.0	$105.4	$82.0	+5%

Total Cost of Sales	$71.1	$52.9	$67.9	$52.7	+5%
Gross Margin	$39.2	$29.1	$37.5	$29.3	+5%
Gross Margin %	36%	36%	36%	36%	0%
SG&A1	$30.0	$22.3	$31.0	$23.8	-3%
Net income	$5.3	$3.9	$4.3	$3.0	+23%
Adjusted EBITDA [2]	$17.9	$13.3	$13.1	$10.6	+37%
Adjusted EBITDA Margin [2]	16%	16%	12%	13%	+33%
Cash Flow	$16.0	$11.9	$10.4	$8.1	54%

(1)
SG&A for the three and nine months ended September 30, 2023 includes share-based compensation of C$290 (US$216) and C$790 (US$586), respectively, compared with C$409 (US$313) and C$1,212 (US$946), respectively, for the three and nine months ended September 30, 2022.
(2)
Adjusted EBITDA and Adjusted EBITDA margin are not a recognized earnings measure and does not have a standard meaning prescribed in by GAAP. Therefore, Adjusted EBITDA and Adjusted EBITDA Margin may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recurring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience. Adjusted EBITDA Margin is calculated as Adjusted EBITDA divided by Total Net Sales.

Canadian Cannabis’ Percent of Sales by Channel

(millions except % metrics)	Three Months Ended September 30,
	2023		2022		Change of C$
	C$	US$	C$	US$
Retail Branded Sales	$50.3	$37.4	$51.9	$40.0	-3%
International Sales	$0.9	$0.7	$1.1	$0.9	-15%
Non-Branded Sales	$6.0	$4.5	$4.9	$3.6	+22%
Other	$0.8	$0.6	$1.0	$0.7	-16%
Less: Excise Taxes	$(19.3)	$(14.4)	$(19.2)	$(14.8)	+1%
Net Sales	$38.7	$28.8	$39.8	$30.4	-3%

(millions except % metrics)	Nine Months Ended September 30,
	2023		2022		Change of C$
	C$	US$	C$	US$
Retail Branded Sales	$146.3	$108.7	$123.7	$96.4	+18%
International Sales	$5.1	$3.8	$1.9	$1.5	+162%
Non-Branded Sales	$13.1	$9.7	$21.5	$16.7	-39%
Other	$2.0	$1.5	$3.0	$2.3	-32%
Less: Excise Taxes	$(56.1)	$(41.7)	$(44.8)	$(34.9)	+25%
Net Sales	$110.4	$82.0	$105.4	$82.0	+5%

Presentation of Financial Results

The Company’s financial statements for the three and nine months ended September 30, 2023, as well as the comparative periods for 2022, have been prepared and presented under United States Generally Accepted Accounting Principals (“GAAP”).

RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

Consolidated Financial Performance

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$69,510	$71,056	$211,378	$224,115
Cost of sales	(54,889)	(62,682)	(172,958)	(199,514)
Gross margin	14,621	8,374	38,420	24,601
Selling, general and administrative expenses	(15,822)	(17,794)	(49,980)	(54,245)
Interest expense	(988)	(982)	(3,532)	(2,330)
Interest income	262	60	741	129
Foreign exchange loss	(971)	(1,963)	(302)	(2,171)
Other (expense) income, net	(19)	(10)	5,613	(7)
Write-off of joint venture loan	—	—	—	(592)
Impairments	—	—	—	(29,799)
Loss before taxes and loss from equity method investments	(2,917)	(12,315)	(9,040)	(64,414)
Recovery of (provision for) income taxes	1,664	3,183	(269)	14,563
Loss including non-controlling interests and before equity losses	(1,253)	(9,132)	(9,309)	(49,851)
Less: net (income) loss attributable to non-controlling interests, net of tax	(46)	387	(6)	701
Loss from equity method investments	—	—	—	(2,667)
Net loss attributable to Village Farms International Inc.	$(1,299)	$(8,745)	$(9,315)	$(51,817)
Adjusted EBITDA (1)	$3,248	$(2,233)	$8,243	$(20,642)
Basic loss per share	$(0.01)	$(0.10)	$(0.09)	$(0.59)
Diluted loss per share	$(0.01)	$(0.10)	$(0.09)	$(0.59)

1 Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience. For the nine months ended September 30, 2022, we previously included an adjustment for $2,284 of obsolete inventory associated with winding down of the Village Fields Hemp (“VFH”) joint venture (the “JV exit”) that is now being excluded in response to comments from and discussions with the Staff of the U.S. Securities and Exchange Commission.

We caution that our results of operations for the three and nine months ended September 30, 2023 and 2022 may not be indicative of our future performance, particularly in light of the ongoing global Tomato brown rugose fruit virus (ToBRFV), the potential impact of inflation and/or the potential impact of supply-chain shortages due to conflicts abroad.

SEGMENTED RESULTS OF OPERATIONS

(In thousands of U.S. dollars, except per share amounts, and unless otherwise noted)

	For The Three Months Ended September 30, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$35,712	$28,810	$4,988	$—	$—	$69,510
Cost of sales	(34,220)	(18,866)	(1,803)	—	—	(54,889)
Selling, general and administrative expenses	(2,066)	(7,598)	(3,095)	—	(3,063)	(15,822)
Other expense, net	(598)	(428)	(11)	(58)	(621)	(1,716)
Operating (loss) income	(1,172)	1,918	79	(58)	(3,684)	(2,917)
Recovery of income taxes	221	1,034	—	—	409	1,664
(Loss) income from consolidated entities	(951)	2,952	79	(58)	(3,275)	(1,253)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(89)	—	—	43	(46)
Net (loss) income	$(951)	$2,863	$79	$(58)	$(3,232)	$(1,299)
Adjusted EBITDA (1)	$774	$4,585	$221	$(57)	$(2,275)	$3,248
Basic (loss) income per share	$(0.01)	$0.03	$0.00	$(0.00)	$(0.03)	$(0.01)
Diluted (loss) income per share	$(0.01)	$0.03	$0.00	$(0.00)	$(0.03)	$(0.01)

	For The Three Months Ended September 30, 2022
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$35,527	$30,394	$5,135	$—	$—	$71,056
Cost of sales	(38,830)	(22,196)	(1,612)	(44)	—	(62,682)
Selling, general and administrative expenses	(2,777)	(7,885)	(3,720)	(14)	(3,398)	(17,794)
Other expense, net	(344)	(513)	(142)	—	(1,896)	(2,895)
Operating loss	(6,424)	(200)	(339)	(58)	(5,294)	(12,315)
Recovery of (provision for) income taxes	1,780	(38)	—	—	1,441	3,183
Loss from consolidated entities	(4,644)	(238)	(339)	(58)	(3,853)	(9,132)
Less: net loss attributable to non-controlling interests, net of tax	—	387	—	—	—	387
Net (loss) income	$(4,644)	$149	$(339)	$(58)	$(3,853)	$(8,745)
Adjusted EBITDA (1)	$(4,879)	$5,417	$10	$(58)	$(2,723)	$(2,233)
Basic (loss) income per share	$(0.05)	$0.00	$(0.00)	$(0.00)	$(0.04)	$(0.10)
Diluted (loss) income per share	$(0.05)	$0.00	$(0.00)	$(0.00)	$(0.04)	$(0.10)

	For The Nine Months Ended September 30, 2023
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Sales	$114,125	$81,987	$15,266	$—	$—	$211,378
Cost of sales	(114,779)	(52,873)	(5,285)	(21)	—	(172,958)
Selling, general and administrative expenses	(7,836)	(22,273)	(10,098)	(30)	(9,743)	(49,980)
Other income (expense), net	3,993	(1,838)	(8)	(77)	450	2,520
Operating (loss) income	(4,497)	5,003	(125)	(128)	(9,293)	(9,040)
Recovery of (provision for) income taxes	229	(922)	—	—	424	(269)
(Loss) income from consolidated entities	(4,268)	4,081	(125)	(128)	(8,869)	(9,309)
Less: net (income) loss attributable to non-controlling interests, net of tax	—	(149)	—	—	143	(6)
Net (loss) income	$(4,268)	$3,932	$(125)	$(128)	$(8,726)	$(9,315)
Adjusted EBITDA (1)	$1,110	$13,273	$424	$(128)	$(6,436)	$8,243
Basic (loss) income per share	$(0.04)	$0.04	$(0.00)	$(0.00)	$(0.08)	$(0.09)
Diluted (loss) income per share	$(0.04)	$0.04	$(0.00)	$(0.00)	$(0.08)	$(0.09)

	For The Nine Months Ended September 30, 2022
	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate(2)	Total
Sales	$124,052	$81,956	$17,971	$136	$—	$224,115
Cost of sales	(140,612)	(52,740)	(5,899)	(263)	—	(199,514)
Selling, general and administrative expenses	(8,725)	(23,801)	(12,480)	(53)	(9,186)	(54,245)
Other expense, net	(776)	(1,490)	(154)	(6)	(1,953)	(4,379)
Write-off of joint venture loan	—	—	—	—	(592)	(592)
Impairments	—	—	(29,799)	—	—	(29,799)
Operating (loss) income	(26,061)	3,925	(30,361)	(186)	(11,731)	(64,414)
Recovery of (provision for) income taxes	6,322	(1,668)	7,025	—	2,884	14,563
(Loss) income from consolidated entities	(19,739)	2,257	(23,336)	(186)	(8,847)	(49,851)
Less: net loss attributable to non-controlling interests, net of tax	—	701	—	—	—	701
Loss from equity method investments	—	—	(383)	—	(2,284)	(2,667)
Net (loss) income	$(19,739)	$2,958	$(23,719)	$(186)	$(11,131)	$(51,817)
Adjusted EBITDA (1)	$(21,362)	$10,558	$(43)	$(180)	$(9,615)	$(20,642)
Basic (loss) income per share	$(0.22)	$0.03	$(0.26)	$(0.00)	$(0.14)	$(0.59)
Diluted (loss) income per share	$(0.22)	$0.03	$(0.26)	$(0.00)	$(0.14)	$(0.59)
(1)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA may not be comparable to similar measures presented by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company because it excludes non-recuring and other items that do not reflect our business performance. Adjusted EBITDA includes the Company’s 70% interest in Rose LifeScience.
(2)
For the nine months ended September 30, 2022, we previously included an adjustment for $2,284 of obsolete inventory associated with the JV exit that is now being excluded in response to comments from and discussions with the Staff of the U.S. Securities and Exchange Commission.

A detailed discussion of our consolidated and segment results can be found in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2023 (the "Third Quarter 10-Q”), which will be filed on EDGAR at www.sec.gov, on SEDAR at www.sedarplus.com and can also be found on the Village Farms website under Financial Reports (https://villagefarms.com/financial-reports/) within the Investors section.

Reconciliation of Net Income to Adjusted EBITDA

The following tables reflects a reconciliation of net income to Adjusted EBITDA, as presented by the Company:

	For The Three Months Ended September 30, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(951)	$2,863	$79	$(58)	$(3,232)	$(1,299)
Add:
Amortization	1,283	1,795	53	—	64	3,195
Foreign currency exchange gain	66	28	—	1	834	929
Interest expense (income), net	597	326	—	—	(215)	708
Provision for income taxes	(221)	(1,034)	—	—	(409)	(1,664)
Share-based compensation	—	160	78	—	452	690
Interest expense for JV’s	—	13	—	—	—	13
Amortization for JVs	—	372	—	—	231	603
Foreign currency exchange loss for JVs	—	3	—	—	—	3
Share-based compensation for JV’s	—	39	—	—	—	39
Other expenses for JV’s	—	(14)	—	—	—	(14)
Deferred financing fees	—	34	—	—	—	34
Other expense	—	—	11	—	—	11
Adjusted EBITDA (4)	$774	$4,585	$221	$(57)	$(2,275)	$3,248

	For The Nine Months Ended September 30, 2023
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(4,268)	$3,932	$(125)	$(128)	$(8,726)	$(9,315)
Add:
Amortization	3,839	5,078	279	—	188	9,384
Foreign currency exchange loss (gain)	40	(8)	19	—	145	196
Interest expense (income), net	1,728	1,615	(24)	—	(595)	2,724
(Recovery of) provision for income taxes	(229)	922	—	—	(424)	269
Share-based compensation	—	424	263	—	2,286	2,973
Interest expense for JV’s	—	47	—	—	—	47
Amortization for JVs	—	1,072	—	—	690	1,762
Foreign currency exchange loss for JVs	—	5	—	—	—	5
Share-based compensation for JV’s	—	113	—	—	—	113
Other expense for JV’s	—	(29)	—	—	—	(29)
Deferred financing fees	—	102	—	—	—	102
Other expense, net	—	—	12	—	—	12
Adjusted EBITDA (4)	$1,110	$13,273	$424	$(128)	$(6,436)	$8,243

	For The Three Months Ended September 30, 2022
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(4,644)	$149	$(339)	$(58)	$(3,853)	$(8,745)
Add:
Amortization	1,251	1,613	143	—	—	3,007
Foreign currency exchange loss	(236)	(37)	7	—	2,200	1,934
Interest expense (income), net	543	579	—	—	(200)	922
(Recovery of) provision for income taxes	(1,780)	38	—	—	(1,441)	(3,183)
Share-based compensation	—	312	66	—	548	926
Amortization for JVs	—	1,197	—	—	—	1,197
Foreign currency exchange gain for JVs	—	1	—	—	—	1
Deferred financing fees	—	44	—	—	—	44
Purchase price adjustment (3)	—	1,683	—	—	—	1,683
Other expense, net	(13)	(162)	133	—	23	(19)
Adjusted EBITDA (4)	$(4,879)	$5,417	$10	$(58)	$(2,723)	$(2,233)

	For The Nine Months Ended September 30, 2022
(in thousands of U.S. dollars)	VF Fresh (Produce)	Cannabis Canada	Cannabis U.S.	Clean Energy	Corporate	Total
Net (loss) income	$(19,739)	$2,958	$(23,719)	$(186)	$(11,131)	$(51,817)
Add:
Amortization	3,752	4,302	425	—	—	8,479
Foreign currency exchange loss	—	77	21	2	2,082	2,182
Interest expense (income), net	971	1,356	—	4	(130)	2,201
(Recovery of) provision for income taxes	(6,322)	1,668	(7,025)	—	(2,884)	(14,563)
Share-based compensation	—	898	268	—	1,838	3,004
Interest expense for JV’s	—	—	39	—	—	39
Amortization for JVs	—	1,288	—	—	—	1,288
Foreign currency exchange loss for JVs	—	2	—	—	—	2
Deferred financing fees	—	171	—	—	—	171
Impairments(1)	—	—	29,799	—	—	29,799
JV exit-related costs (2)	—	—	—	—	592	592
Purchase price adjustment (3)	—	(2,132)	—	—	—	(2,132)
Other expense, net	(24)	(30)	149	—	18	113
Adjusted EBITDA (4)	$(21,362)	$10,558	$(43)	$(180)	$(9,615)	$(20,642)

(1)
Represents impairments to goodwill of ($25,159) and intangible assets of ($4,630) that were triggered by inflationary effects on consumer spending, decreases in market capitalization of CBD companies and the continued federal regulation lack of clarity with respect to CBD.
(2)
Represents exit related costs incurred due to the winding down of the VFH joint venture. For the nine months ended September 30, 2022, we previously included an adjustment for $2,284 of obsolete inventory associated with the JV exit that is now being excluded in response to comments from and discussions with the Staff of the U.S. Securities and Exchange Commission.
(3)
The purchase price adjustment primarily reflects the non-cash accounting charge resulting from the revaluation of Pure Sunfarms’ inventory to fair value at the acquisition date on November 2, 2020, Pure Sunfarms' intangible amortization and Rose intangible amortization resulting from the September 30, 2022 finalization of the Rose purchase price accounting.
(4)
Adjusted EBITDA is not a recognized earnings measure and does not have a standardized meaning prescribed by GAAP. Therefore, Adjusted EBITDA presented for these segments may not be comparable to similar measures presented for comparable segments by other issuers. Management believes that Adjusted EBITDA is a useful supplemental measure in evaluating the performance of the Company’s segments because it excludes non-recurring and other items that do not reflect the business performance of our segments. Adjusted EBITDA for Canadian Cannabis includes the 70% interest in Rose LifeScience and Adjusted EBITDA for “Corporate” and “Total” includes our 65% interest in VFH.

This press release is intended to be read in conjunction with the Company’s Consolidated Financial Statements ("Financial Statements”) and Management’s Discussion & Analysis ("MD&A”) for the three and nine months ended September 30, 2023 in the Third Quarter 10-Q, which will be filed on (www.sec.gov/edgar.shtml) and SEDAR (www.sedarplus.com) and will be available at www.villagefarms.com.

Conference Call

Village Farms’ management team will host a conference call to discuss third quarter financial results today, Wednesday, November 8, 2023, at 8:30 a.m. ET. Participants can access the conference call via a webcast at Village Farms Third Quarter 2023 Conference Call Webcastor on the Company website at Village Farms - Events. Participants wanting to access the conference call by telephone must register in advance at Village Farms Third Quarter Conference Call Registration to receive telephone dial-in information.

The live question and answer session will be limited to analysts, however others are invited to submit their questions ahead of the conference call via email at investorrelations@villagefarms.com. Management will address questions received via email as part of the conference call question and answer session as time permits.

Conference Call Archive Access Information

For those unable to participate in the conference call at the scheduled time, it will be archived for replay beginning approximately one hour following completion of the call on Village Farms’ web site at http://villagefarms.com/investor-relations/investor-calls.

About Village Farms International

Village Farms leverages decades of experience as a large-scale, Controlled Environment Agriculture-based, vertically integrated supplier for high-value, high-growth plant-based Consumer Packaged Goods opportunities, with a strong foundation as a leading fresh produce supplier to grocery and large-format retailers throughout the US and Canada, and new high-growth opportunities in the cannabis and CBD categories in North America and selected markets internationally.

In Canada, the Company's wholly-owned Canadian subsidiary, Pure Sunfarms, is one of the single largest cannabis operations in the world, the lowest-cost greenhouse producer and one of Canada’s best-selling brands. The Company also owns 70% of Québec-based, Rose LifeScience, a leading third-party cannabis products commercialization expert in the Province of Québec,

In the US, wholly-owned Balanced Health Botanicals is one of the leading CBD brands and e-commerce platforms in the country. Subject to compliance with all applicable US federal and state laws and stock exchange rules, Village Farms plans to enter the US high-THC cannabis market via multiple strategies, leveraging one of the largest greenhouse operations in the country (more than 5.5 million square feet in West Texas), as well as the operational and product expertise gained through Pure Sunfarms' cannabis success in Canada.

Internationally, Village Farms is targeting selected, nascent, legal cannabis and CBD opportunities with significant medium- and long-term potential, with an initial focus on the Asia-Pacific region and Europe.

Cautionary Statement Regarding Forward-Looking Information

As used in this News Release, the terms “Village Farms”, “Village Farms International”, the “Company”, “we”, “us”, “our” and similar references refer to Village Farms International, Inc. and our consolidated subsidiaries, and the term “Common Shares” refers to our common shares, no par value. Our financial information is presented in U.S. dollars and all references in this News Release to “$” means U.S. dollars and all references to “C$” means Canadian dollars.

This News Release contains forward-looking statements within the meaning of the United States Private Securities Litigation Reform Act of 1995, Section 27A of the U.S. Securities Act of 1933, as amended, (the "Securities Act") and Section 21E of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), and is subject to the safe harbor created by those sections. This News Release also contains "forward-looking information" within the meaning of applicable Canadian securities laws. We refer to such forward-looking statements and forward-looking information collectively as "forward-looking statements". Forward-looking statements may relate to the Company's future outlook or financial position and anticipated events or results and may include statements regarding the financial position, business strategy, budgets, expansion plans, litigation, projected production, projected costs, capital expenditures, financial results, taxes, plans and objectives of or involving the Company. Particularly, statements regarding future results, performance, achievements, prospects or opportunities for the Company, the greenhouse vegetable or produce industry, the cannabis industry and market and our energy segment are forward-looking statements. In some cases, forward-looking information can be identified by such terms as "can", "outlook", "may", "might", "will", "could", "should", "would", "occur", "expect", "plan", "anticipate", "believe", "intend", "try", "estimate", "predict", "potential", "continue", "likely", "schedule", "objectives", or the negative or grammatical variation thereof or other similar expressions concerning matters that are not historical facts. The forward-looking statements in this News Release are subject to risks that may include, but are not limited to: our limited operating history in the cannabis and cannabinoids industry, including that of Pure Sunfarms, Inc. (“Pure Sunfarms”), Rose LifeScience Inc. (“Rose” or “Rose LifeScience”) and Balanced Health Botanicals, LLC (“Balanced Health”); the limited operational history of the Delta RNG Project in our energy segment; the legal status of the cannabis business of Pure Sunfarms and Rose and the hemp business of Balanced Health and uncertainty regarding the legality and regulatory status of cannabis in the United States; risks relating to the integration of Balanced Health and Rose into our consolidated business; risks relating to obtaining additional financing on acceptable terms, including our dependence upon credit facilities and dilutive transactions; potential inability to remain listed on the Nasdaq Capital Market (“Nasdaq”) if we do not regain compliance with Nasdaq’s minimum bid price requirement by April 15, 2024; potential difficulties in achieving and/or maintaining profitability; variability of product pricing; risks inherent in the cannabis, hemp, CBD, cannabinoids, and agricultural businesses; our market position and competitive position; our ability to leverage current business relationships for future business involving hemp and cannabinoids; the ability of Pure Sunfarms and Rose to cultivate and distribute cannabis in Canada; existing and new governmental regulations, including risks related to regulatory compliance and regarding obtaining and maintaining licenses required under the Cannabis Act (Canada), the Criminal Code and other Acts, S.C. 2018, C. 16 (Canada) for its Canadian operational facilities, and changes in our regulatory requirements; legal and operational risks relating to expected conversion of our greenhouses to cannabis production in Canada and in the United States; risks related to rules and regulations at the U.S. Federal (Food and Drug Administration and United States Department of Agriculture), state and municipal levels with respect to produce and hemp, cannabidiol-based products commercialization; retail consolidation, technological advances and other forms of competition; transportation disruptions; product liability and other potential litigation; retention of key executives; labor issues; uninsured and underinsured losses; vulnerability to rising energy costs; inflationary effects on costs of cultivation and transportation; recessionary effects on demand of our products; environmental, health and safety risks, foreign exchange exposure, risks associated with cross-border trade; difficulties in managing our growth; restrictive covenants under our credit facilities; natural catastrophes; rising interest rates; and tax risks.

The Company has based these forward-looking statements on factors and assumptions about future events and financial trends that it believes may affect its financial condition, results of operations, business strategy and financial needs. Although the forward-looking statements contained in this News Release are based upon assumptions that management believes are reasonable based on information currently available to management, there can be no assurance that actual results will be consistent with these forward-looking statements. Forward-looking statements necessarily involve known and unknown risks and uncertainties, many of which are beyond the Company's control, which may cause the Company's or the industry's actual results, performance, achievements, prospects and opportunities in future periods to differ materially from those expressed or implied by such forward-looking statements. These risks and uncertainties include, among other things, the factors contained in the Company's filings with securities regulators, including this News Release, the Company’s Third Quarter 10-Q and the Company’s most recently filed annual report on Form 10-K.

When relying on forward-looking statements to make decisions, the Company cautions readers not to place undue reliance on these statements, as forward-looking statements involve significant risks and uncertainties and should not be read as guarantees of future results, performance, achievements, prospects and opportunities. The forward-looking statements made in this News Release relate only to events or information as of the date on which the statements are made in this News Release. Except as required by law, the Company undertakes no obligation to update or revise publicly any forward-looking statements, whether as a result of new information, future events or otherwise, after the date on which the statements are made or to reflect the occurrence of unanticipated events.

Contact Information

Lawrence Chamberlain Investor Relations LodeRock Advisors (416) 519-4196 lawrence.chamberlain@loderockadvisors.com

Village Farms International, Inc.

Condensed Consolidated Statements of Financial Position

(In thousands of United States dollars, except share data)

(Unaudited)

	September 30, 2023	December 31, 2022
ASSETS
Current assets
Cash and cash equivalents	$35,483	$16,676
Restricted cash	5,000	5,000
Trade receivables	28,541	27,558
Inventories	77,059	70,582
Other receivables	332	309
Income tax receivable, net	2	6,900
Prepaid expenses and deposits	6,747	5,959
Total current assets	153,164	132,984
Non-current assets
Property, plant and equipment	202,198	207,701
Investments	2,109	2,109
Goodwill	66,118	66,225
Intangibles	34,955	37,157
Deferred tax asset	4,201	4,201
Right-of-use assets	13,069	9,132
Other assets	1,888	5,776
Total assets	$477,702	$465,285
LIABILITIES
Current liabilities
Line of credit	$4,000	$7,529
Trade payables	19,378	24,894
Current maturities of long-term debt	9,284	9,646
Accrued sales taxes	14,029	11,594
Accrued loyalty program	1,817	2,060
Accrued liabilities	15,895	13,064
Lease liabilities - current	1,955	1,970
Other current liabilities	2,529	1,458
Total current liabilities	68,887	72,215
Non-current liabilities
Long-term debt	39,811	43,821
Deferred tax liability	18,992	19,756
Lease liabilities - non-current	11,804	7,785
Other liabilities	1,869	1,714
Total liabilities	141,363	145,291
Commitments and contingencies
MEZZANINE EQUITY
Redeemable non-controlling interest	15,238	16,164
SHAREHOLDERS’ EQUITY
Common stock, no par value per share - unlimited shares authorized; 110,238,929 shares issued and outstanding at September 30, 2023 and 91,788,929 shares issued and outstanding at December 31, 2022.	386,719	372,429
Additional paid in capital	25,635	13,372
Accumulated other comprehensive loss	(8,187)	(8,371)
Retained earnings	(83,682)	(74,367)
Total Village Farms International, Inc. shareholders’ equity	320,485	303,063
Non-controlling interest	616	767
Total shareholders’ equity	321,101	303,830
Total liabilities, mezzanine equity and shareholders’ equity	$477,702	$465,285

Village Farms International, Inc.

Condensed Consolidated Statements of Operations and Comprehensive Loss

(In thousands of United States dollars, except per share data)

(Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2023	2022	2023	2022
Sales	$69,510	$71,056	$211,378	$224,115
Cost of sales	(54,889)	(62,682)	(172,958)	(199,514)
Gross margin	14,621	8,374	38,420	24,601
Selling, general and administrative expenses	(15,822)	(17,794)	(49,980)	(54,245)
Interest expense	(988)	(982)	(3,532)	(2,330)
Interest income	262	60	741	129
Foreign exchange loss, net	(971)	(1,963)	(302)	(2,171)
Other (expense) income	(19)	(10)	5,613	(7)
Write-off of joint venture loan	—	—	—	(592)
Impairments	—	—	—	(29,799)
Loss before taxes and loss from equity method investments	(2,917)	(12,315)	(9,040)	(64,414)
Recovery of (provision for) income taxes	1,664	3,183	(269)	14,563
Loss from equity method investments	—	—	—	(2,667)
Loss including non-controlling interests	(1,253)	(9,132)	(9,309)	(52,518)
Less: net (income) loss attributable to non-controlling interests, net of tax	(46)	387	(6)	701
Net loss attributable to Village Farms International, Inc. shareholders	$(1,299)	$(8,745)	$(9,315)	$(51,817)
Basic loss per share attributable to Village Farms International, Inc. shareholders	$(0.01)	$(0.10)	$(0.09)	$(0.59)
Diluted loss per share attributable to Village Farms International, Inc. shareholders	$(0.01)	$(0.10)	$(0.09)	$(0.59)
Weighted average number of common shares used in the computation of net loss per share (in thousands):
Basic	110,239	88,684	108,214	88,543
Diluted	110,239	88,684	108,214	88,543
Loss including non-controlling interests	$(1,253)	$(9,132)	$(9,309)	$(52,518)
Other comprehensive income (loss):
Foreign currency translation adjustment	(5,986)	(14,780)	(899)	(17,911)
Comprehensive loss including non-controlling interests	(7,239)	(23,912)	(10,208)	(70,429)
Comprehensive (income) loss attributable to non-controlling interests	353	1,499	(50)	1,929
Comprehensive loss attributable to Village Farms International, Inc. shareholders	$(6,886)	$(22,413)	$(10,258)	$(68,500)

Village Farms International, Inc.

Condensed Consolidated Statements of Cash Flows

(In thousands of United States dollars)

(Unaudited)

	Nine Months Ended September 30,
	2023	2022
Cash flows provided by (used in) operating activities:
Net loss attributable to Village Farms International, Inc. shareholders	$(9,315)	$(51,817)
Adjustments to reconcile net loss attributable to Village Farms International, Inc. shareholders to net cash provided by (used in) operating activities:
Depreciation and amortization	11,726	11,061
Amortization of deferred charges	102	171
Share of loss from joint ventures	—	2,667
Net loss attributable to non-controlling interest	6	(701)
Interest expense	3,532	2,330
Interest income	(741)	(129)
Interest paid on long-term debt	(3,645)	(2,989)
Unrealized foreign exchange loss	92	77
Impairments	—	29,799
Write-off of joint venture loan	—	592
Loss (gain) on disposal of assets	1	(7)
Non-cash lease expense	1,615	775
Share-based compensation	3,135	3,004
Deferred income taxes	1,748	(19,670)
Changes in non-cash working capital items	(1,451)	11,621
Net cash provided by (used in) operating activities	6,805	(13,216)
Cash flows (used in) provided by investing activities:
Purchases of property, plant and equipment	(4,358)	(12,869)
Acquisitions, net	—	(4,693)
Issuance of note receivable	—	(1,914)
Repayment of note receivable	835	—
Net cash used in investing activities	(3,523)	(19,476)
Cash flows provided by (used in) financing activities:
Proceeds from borrowings	—	4,000
Repayments on borrowings	(7,858)	(6,262)
Proceeds from issuance of common stock and warrants	24,772	824
Issuance costs	(1,437)	—
Proceeds from exercise of stock options	83	192
Payments on capital lease obligations	—	(782)
Net cash provided by (used in) financing activities	15,560	(2,028)
Effect of exchange rate changes on cash and cash equivalents	(35)	(782)
Net increase (decrease) in cash, cash equivalents and restricted cash	18,807	(35,502)
Cash, cash equivalents and restricted cash, beginning of period	21,676	58,667
Cash, cash equivalents and restricted cash, end of period	$40,483	$23,165
Non-cash - investing and financing activities:
Operating lease right-of-use assets	$5,578	$—
Operating lease liabilities	$5,578	$—